Exhibit 10.3
AGREEMENT
     THIS AGREEMENT (“Agreement”) made as of the 1st day of September, 2003, by and between LEBANON MUTUAL INSURANCE COMPANY, a Pennsylvania corporation (the “Company”), and KEITH A. ULSH, an individual (the “Executive”).
WITNESSETH:
     WHEREAS, the Executive has served the Company for many years in a loyal and competent manner; and
     WHEREAS, the Company and the Executive desire to enter into an agreement regarding the continued employment of the Executive by the Company as hereinafter set forth.
     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, on the terms and conditions set forth in this Agreement.
     2. Duties of Employee. The Executive shall perform and discharge well and faithfully such duties as an executive officer of the Company as may be assigned to him from time to time by the Board of Directors of the Company (the “Board”) and as are consistent with his positions within the Company. The Executive shall be employed as Treasurer and Chief Financial Officer of the Company and shall hold such other titles as may be given to him from time to time by the Board.
     3. Term of Employment. The Executive’s employment under this Agreement shall be for a period (the “Employment Period”) commencing upon the date of this Agreement and ending at the end of the term of this Agreement pursuant to Section 16 (including any renewals), unless the Executive’s employment is sooner terminated in accordance with Section 5 or one of the following provisions:
          (a) Termination for Cause. The Executive’s employment under this Agreement may be terminated at any time during the Employment Period for Cause, by action of the Board, upon giving notice of such termination to the Executive at least 15 days prior to the date upon which such termination shall take effect. As used in this Agreement, “Cause” means any of the following events:
               (i) the Executive is convicted of, or pleads nolo contendere to, a crime classified as a felony within the relevant jurisdiction;
               (ii) the Executive willfully breaches his fiduciary duty involving personal profit, or engages in an act of personal dishonesty, in the performance of his duties;
               (iii) the Executive willfully fails to follow the lawful instructions, with respect to material matters, of the Board after the Executive’s receipt of written notice of such instructions, other than a failure resulting from the Executive’s incapacity because of physical or mental illness; or
               (iv) the Executive violates the provisions of Section 7.
In addition, the Executive’s employment under this Agreement shall not be deemed to have been terminated for Cause under Sections 3(a)(ii) or (iii) above if such termination took place solely as a result of:
               (i) questionable judgment on the part of the Executive;
               (ii) any act or omission believed by the Executive, in good faith, to have been in, or not opposed to, the best interests of the Company; or
               (iii) any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the articles of incorporation or bylaws of the Company or the directors’ and officers’ liability insurance of the Company, in each case as in effect at the time of such act or omission.
If the Executive’s employment is terminated under the provisions of this subsection, then all rights of the Executive under Section 4 shall cease as of the effective date of such termination.
          (b) Termination Without Cause. The Executive’s employment under this Agreement may be terminated at any time during the Employment Period without Cause, by action of the Board, upon giving notice of such termination to the Executive at least 30 days prior to the date upon which such termination shall take effect. If the Executive’s employment is terminated under the provisions of this subsection, then the Executive shall be entitled to receive the payments and benefits set forth in Section 6 in lieu of the payments and benefits set forth in Section 4.
          (c) Death. If the Executive dies while employed hereunder, this Agreement shall be deemed terminated as of the date of his death, and all rights of the Executive under Section 4 shall cease as of such date. Notwithstanding the preceding sentence, his beneficiaries shall be paid or provided with such amounts and benefits to which they may otherwise be entitled under the retirement, insurance and similar programs of the Company in which he was a participant immediately prior to his death.
          (d) Incapacity. If the Executive is incapacitated by accident, sickness, or otherwise so as to render the Executive mentally or physically incapable of performing the services required of the Executive under Section 2 for a continuous period of six months, then, upon the expiration of such period or at any time thereafter that he continues incapacitated, by action of the Board, the Executive’s employment under this Agreement may be terminated immediately upon giving the Executive notice to that effect. If the Executive’s employment is terminated under the provisions of this subsection, then all rights of the Executive under Section 4 shall cease as of the last business day of the week in which such termination occurs. Notwithstanding the preceding sentence, he shall be paid or provided with such amounts and benefits to which he may otherwise be entitled under the retirement, insurance and similar programs of the Company in which he was a participant immediately prior to his termination. In addition, a lump-sum payment equal to 0.25 times the Executive’s base salary under Section 4(a) at the time of termination shall be made to him within 30 days following the date of his termination.
          (e) Voluntary Termination. In the event the Executive voluntarily terminates his employment with the Company (other than for Good Reason as provided in Section 5), all of his rights under Section 4 shall cease as of the date of termination. Notwithstanding the preceding sentence, he shall be paid or provided with such amounts and benefits to which he may otherwise be entitled under the retirement, insurance and similar programs of the Company in which he was a participant immediately prior to his termination.
     4. Employment Period Compensation.
          (a) Salary. For services performed by the Executive under this Agreement, the Executive shall be paid a salary during the Employment Period, at the rate of $107,100 per year, payable at the same times as salaries are payable to other executive employees of the Company. The Executive’s salary shall be reviewed at least annually and may, from time to time, be increased pursuant to the procedure then in effect relating to executive pay adjustments. Any and all such increases shall be deemed to constitute amendments to this subsection to reflect the increased amounts, effective as of the dates specified pursuant to such procedure.
          (b) Bonus. The Executive shall be entitled to participate in such bonus plans as the Company may maintain from time to time that include its officers, and the Company may pay the Executive such other bonus or bonuses as the Board, in its sole discretion, deems appropriate. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of the Company to the Executive provided for in this Agreement.
          (c) Other Benefits. The Company shall provide the Executive, during the Employment Period, with such insurance, vacation, pension, and other fringe benefits, in the aggregate not less favorable than those to which he is entitled as of the date hereof; provided, however, that benefits provided to him under any pension or welfare benefit plan may be reduced if such a reduction applies to the Company’s employees generally.
          (d) Expense Reimbursement, etc. The Executive shall be entitled to reimbursement of expenses incurred in connection with the discharge of his duties hereunder following submission of such accounting for the same as may reasonably be requested by the Company. When appropriate, the Company may make advance payment of business-related expenses anticipated to be incurred by the Executive, subject to subsequent accounting and adjustment.
     5. Resignation of the Executive for Good Reason.
          (a) The Executive may resign for Good Reason during the Employment Period, as hereinafter set forth. As used in this Agreement, “Good Reason” means the occurrence of any of the following in connection with or after a Change in Control:

               (i) any material adverse change in the Executive’s responsibilities or authority which is inconsistent with the Executive’s status as Treasurer and Chief Financial Officer of the Company;
               (ii) any reduction in title from that as Treasurer and Chief Financial Officer;
               (iii) any reassignment of the Executive to a principal place of employment which requires the Executive to move his principal residence and is more than 50 miles from the Company’s principal executive office on the date of the Change in Control;
               (iv) any reduction in the Executive’s annual base salary as in effect on the date of the Change in Control or as the same may thereafter be increased from time to time;
               (v) any failure by the Company to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the pension, life insurance, medical, health and accident, disability or other employee benefit plans of the Company in which the Executive participated on the date of the Change in Control, or the taking of any action that would materially reduce any of such benefits, unless such reduction is part of a reduction applicable in each case to all or substantially all of the participating employees; or
               (vi) any other material breach of this Agreement on the part of the Company.
          (b) At the option of the Executive, exercisable by the Executive within 90 days after the occurrence of an event constituting Good Reason, the Executive may resign from employment under this Agreement by a notice in writing (the “Notice of Termination”) delivered to the Company and the provisions of Section 6 shall thereupon apply in lieu of Section 4.
          (c) Change in Control Defined. As used in this Agreement, “Change in Control” means the occurrence of any of the following:
               (i) any event described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”); or
               (ii) any event or the onset of any event, either of which is declared as such by the Board.
Neither the conversion or demutualization of the Company, without more, shall be deemed an event described in Clause (i)
     6. Rights in Event of Termination of Employment. In the event that the Executive resigns from employment for Good Reason by delivery of a Notice of Termination to the Company, or the Executive’s employment is terminated by the Company without Cause pursuant to Section 3(b) (and so long as the Executive is not terminated pursuant to Section 3(c) or (d)), the Executive shall be entitled to receive the amounts and benefits set forth in this Section 6.

          (a) Over a period of 36 months following the date of termination of employment, the Executive shall be paid an amount equal to three times his Highest Annual Compensation.
               (i) For purposes of this Agreement, the term “Highest Annual Compensation” means the sure of (A) a dollar amount equal to the highest of the Executive’s annualized base salary amounts payable to him by the Company during the Employment Period, and (B) a dollar amount equal to the highest of the Executive’s aggregate bonuses payable to him by the Company with respect any calendar year during the Employment Period.
               (ii) Amounts required to be paid to the Executive under Section 6(a)(i) shall be paid in equal monthly installments, beginning 30 days following the date of termination of employment.
          (b) Within 30 days following the date of termination of employment, the Company shall pay to the Executive, in one lump sum, an amount equal to $50,000.
          (c) In the event that the amounts and benefits payable under this section, when added to other amounts and benefits which may become payable to the Executive by the Company and any affiliated company, are such that he would become subject to the excise tax provisions of Code Section 4999, such amounts and benefits shall be reduced by the minimum amount necessary to avoid application of such Code section. The Executive shall be entitled to designate which amounts and/or benefits shall be reduced and the manner of such reduction. Any calculations that may be required to be made under this subsection shall be made, at the Company’s expense, by its then independent public accountants, subject to the right of Executive’s representative to review the same.
          (d) Notwithstanding the preceding provisions of this section, the Executive shall also be paid or provided with such amounts and benefits to which he may otherwise be entitled under the retirement, insurance and similar programs of the Company in which he was a participant immediately prior to his termination; provided, however, that such amounts and benefits shall be subject to the limitations of this section if they are deemed “parachute payments” under Code Section 280G.
     7. Covenants Not to Compete or Solicit; Confidentiality.
          (a) Covenants Not to Compete or Solicit. The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Company and accordingly agrees that, during and for the applicable period set forth in Section 7(d), the Executive shall not:
               (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of, any person, firm, corporation, or enterprise engaged in (1) the property/casualty insurance industry, or (2) any other activity in which the Company or any affiliate of the Company is engaged during the Employment Period, in any county in which, at any time during the Employment Period, a branch, office or other facility of the Company or its affiliates are located, or in any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania (the “Non-Competition Area”); or
               (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the insurance industry, or (2) any other activity in which the Company or its affiliates are engaged during the Employment Period, in the Non-Competition Area; or
               (iii) solicit (or assist or encourage any person to solicit) any individual, who was employed by the Company or an affiliate of the Company at the time of the Executive’s termination, to sever his or her employment relationship with the Company or such affiliate.
          (b) Confidentiality.
               (i) As used in this section, the term “Confidential Information” means any and all information regarding the organization, business or finances of the Company or any of its affiliates, including, but not limited to, any and all business plans and strategies, financial information, proposals, reports, marketing plans and information, cost information, customer information, claims history and experience data, sales volume and other sales statistics, personnel data, pricing information, concepts and ideas, information respecting existing and proposed investments and acquisitions, and information regarding customers and suppliers, but the term “Confidential Information” will not include information created by the Executive or which prior to the Executive’s receipt thereof (A) was generally publicly available, or (B) was in the Executive’s possession free of any restrictions on its use or disclosure and from a source other than the Company or any of its affiliates.
               (ii) The Executive acknowledges and agrees that his employment by the Company will afford him an opportunity to acquire Confidential Information and that the misappropriation or disclosure of any Confidential Information would cause irreparable harm to the Company and its affiliates.
               (iii) During the Employment Period and for a period of two years thereafter, the Executive will not use for the benefit of anyone other than the Company and its affiliates, or disclose, any of the Confidential Information for any reason or purpose whatsoever except to authorized representatives of such business entities or as directed or authorized by the Company; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, the Executive’s obligations of confidentiality and nondisclosure as set forth in this sentence will continue and survive after the two-year period to the greatest extent permitted by applicable law.
               (iv) The Executive will not remove any records, documents or any other tangible items (excluding the Executive’s personal property) from the premises of the Company or its affiliates, in either original or duplicate form, except as needed in the ordinary course of performing services hereunder.

               (v) Upon termination of this Agreement, the Executive will immediately surrender to the owner thereof all documents in his possession, custody or control embodying the Confidential Information or any part thereof and will not thereafter remove the same from the premises on which it is located.
          (c) Judicial Cut-Back. It is expressly understood and agreed that, although the Executive and the Company consider the restrictions contained in Sections 7(a) and (b) reasonable for the purpose of preserving for the Company and its affiliates their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 7(a) or (b) is an unreasonable or otherwise unenforceable restriction, the provisions of Section 7(a) or (b) shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may determine or indicate to be reasonable.
          (d) Covenant Period. The provisions of Section 7(a) shall be applicable commencing on the date of this Agreement and ending on one of the following dates, as applicable:
               (i) if the Executive’s employment is terminated in accordance with the provisions of Section 3(b) or (d) or Section 16, the effective date of termination of employment;
               (ii) if Executive’s employment is terminated in accordance with the provisions of Section 3(a) or (e), 12 months following the effective date of termination of employment; or
               (iii) if Executive voluntarily terminates his employment in accordance with the provisions of Section 5, the date of the Notice of Termination.
     8. Remedies. The Executive acknowledges and agrees that the remedy at law of the Company for a breach or threatened breach of any of the provisions of Section 7 would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the provisions of Section 7, it is agreed that the Company shall be entitled to, without posting any bond, and the Executive agrees not to oppose any request of the Company for, equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it, at law or in equity, for such breach or threatened breach.
     9. Arbitration. Except for disputes arising under Section 7, the Company and the Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association (“Association”) in Harrisburg, Pennsylvania, in accordance with the Association’s employment dispute rules and procedures then in effect. The Company or the Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the relevant rules of the Association. Unless inconsistent with the Association’s employment dispute rules and procedures, a panel of nine arbitrators shall initially be selected by the Association and the parties shall be entitled, alternately (with the Executive being first), to strike one name until one individual remains. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, the Company and the Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.
     10. Legal Expenses. If the Executive obtains a judgment or settlement which enforces a right or benefit under this Agreement, the Company shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in seeking to obtain or enforce such right or benefit.
     11. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by express, registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of the Company, in the case of notices to the Company. Either party may change his or its address for such notification by giving written notice to such effect to the other party.
     12. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of the Company, such officer being specifically designated by the Board for such purpose. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
     13. Assignment. This Agreement shall not be assignable by any party hereto, except by the Company to any successor in interest to the business of the Company.
     14. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreement of the parties relating to the Executive’s employment by the Company and termination thereof.
     15. Successors, Binding Agreement.
          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall be required in the case of the conversion or demutualization of the Company. Failure by the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a material breach of this Agreement. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to the business and/or assets of the Company as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees.
     16. Termination.
          (a) Unless the Executive’s employment is terminated pursuant to the provisions of Section 3 or Section 5, the term of this Agreement shall be for a three-year period commencing on the date of this Agreement and ending on August 31, 2006. Commencing September 1, 2004, this Agreement shall be automatically renewed on September 1st of each year (the “Annual Renewal Date”) for a period ending three years from each Annual Renewal Date unless either party shall give written notice of nonrenewal to the other party at least 60 days prior to an Annual Renewal Date.
          (b) Any termination of the Executive’s employment under this Agreement or of this Agreement shall not affect the provisions of Sections 7, 8 or 9, which shall survive any such termination and remain in full force and effect in accordance with their respective terms.
     17. No Mitigation or Offset. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking employment or otherwise. Further, there shall be no offset against any amount or benefit payable or provided hereunder following the Executive’s termination of employment solely by reason of his employment with another employer.
     18. Indemnification of Executive. The Company shall indemnify the Executive, to the maximum extent permitted by law and to the maximum extent provided in its articles of incorporation and bylaws against any action brought against him by reason of the fact that he serves or had served as a director and/or officer of the Company for (i) reasonable costs and expenses, including reasonable attorneys fees, actually paid or incurred by the Executive in connection with proceedings relating to the defense or settlement of such action, (ii) any amount for which he becomes liable by reason of any judgment in such action, and (iii) reasonable costs and expenses, including reasonable attorney fees, actually paid or incurred by the Executive in any action to enforce his rights under this section.
     19. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     20. Applicable Law. This Agreement shall be governed by and construed in accordance with the law (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

     21. Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.
     22. Number. Words used herein in the singular form shall be construed as being used in the plural form, as the context requires, and vice versa.
     23. Payments By Reason of Death. Except as otherwise provided herein or any relevant employee benefit plan, in the event any amounts become payable hereunder by reason of or following the death of the Executive, such payments shall be made to his surviving spouse, if any, or if none, to his estate.
     24. Tax Withholding. All payments made and benefits provided hereunder shall be subject to such federal, state and local tax withholding as may be required by law.
     25. Effective Date. This Agreement shall become effective immediately upon its execution and delivery by the parties hereto.
     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused it to be executed, as of the date first above written.

LEBANON MUTUAL INSURANCE COMPANY

By

[CORPORATE SEAL]	Attest:

(Asst.) Secretary

(“Company”)

Witness

Keith A. Ulsh
(“Executive”)

AMENDMENT
TO EMPLOYMENT AGREEMENT
     AGREEMENT made this       day of                      2008, by and between LEBANON MUTUAL INSURANCE COMPANY, a Pennsylvania corporation (the “Company”), and KEITH A. ULSH, an individual (the “Executive”).
WITNESSETH:
     WHEREAS, the parties entered into an agreement effective September 1, 2003, relating, among other things, to the Executive’s employment by the Company (the “Employment Agreement”); and
     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), by executing this document (the “Amendment”).
     NOW, THEREFORE, the parties, intending to be legally bound hereby, further agree as follows:
          1. Sections 5(a) and (b) of the Employment Agreement are amended and restated in their entirety to read as follows—
(a) The Executive may resign for Good Reason during the Employment Period, as hereinafter set forth. As used in this Agreement, “Good Reason” means the occurrence of any of the following in connection with or after a Change in Control:
     (i) any material adverse change in the Executive’s responsibilities or authority which is inconsistent with the Executive’s status as Treasurer and Chief Financial Officer of the Company;
     (ii) any reduction in title from that as Treasurer and Chief Financial Officer of the Company;
     (iii) any reassignment of the Executive to a principal place of employment which requires the Executive to move his principal residence and is more than 50 miles from the Company’s principal executive office on the date of the Change in Control;
     (iv) any material reduction in the Executive’s annual base salary as in effect on the date of the Change in Control or as the same may thereafter be increased from time to time;

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     (v) any failure by the Company to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the pension, life insurance, medical, health and accident, disability or other employee benefit plans of the Company in which the Executive participated on the date of the Change in Control, or the taking of any action that would materially reduce any of such benefits, unless such reduction is part of a reduction applicable in each case to all or substantially all of the participating employees; or
     (vi) any other material breach of this Agreement on the part of the Company.
(b) At the option of the Executive, exercisable by the Executive within 90 days after the occurrence of an event constituting Good Reason, and after the Company has failed to cure or otherwise fully remedy such event within 30 days following written notice of such event by the Executive, the Executive may resign from employment under this Agreement by a notice in writing (the “Notice of Termination”) delivered to the Company and the provisions of Section 6 shall thereupon apply in lieu of Section 4. Notwithstanding the foregoing, any amounts payable upon termination by the Executive upon the occurrence of any of the foregoing Good Reason events shall be paid only if the Executive actually terminates employment within two years following the initial existence of such event.
          2. A new Section 6(e) is added to the Employment Agreement reading as follows—
(e) Amounts and benefits paid pursuant to this Section 6, to the extent of payments made from the date of termination of the Executive’s employment through March 15th of the calendar year following such termination, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations and thus payable pursuant to the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations; to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations made upon an involuntary termination from service and payable pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations, to the maximum extent permitted by said provision. Notwithstanding the foregoing, if the Company determines that any other payments hereunder fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code, the payment of such benefit shall be delayed to the minimum extent necessary so

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that such payments are not subject to the provisions of Section 409A(a)(1) of the Code.
          3. A new Section 6(f) is added to the Employment Agreement reading as follows—
(f) Notwithstanding the foregoing, and anything herein to the contrary, the receipt of any benefits under this Section 6 shall be subject to satisfaction of the condition precedent that the Executive undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto.
     IN WITNESS WHEREOF, the parties have executed this Amendment, or caused it to be executed, on                                         , 2008.

LEBANON MUTUAL INSURANCE COMPANY

By

Date: , 2008

Attest

Date: , 2008

Keith A. Ulsh

Date: , 2008

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